Exhibit 5.1

October 31, 2018

Board of Directors

China Recycling Energy Corporation

4/F, Tower C

Rong Cheng Yun Gu Building

Keji 3rd Road, Yanta District

Xi’an City, Shaanxi Province

China 710075

Ladies and Gentlemen:

We have acted as counsel to China Recycling Energy Corporation (the “Company”) in connection with the offer and sale by the Company of up to 1,985,082 shares of the Company’s common stock (the “Shares”) pursuant to Securities Purchase Agreements (collectively, the “Purchase Agreement”) with certain purchasers identified on the signature pages thereto.  The Shares are being offered for sale pursuant to the Company’s registration statement on Form S-3 (File No. 333-221868) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, the prospectus, dated December 1, 2017 (the “Prospectus”), and the Prospectus Supplement filed pursuant to Rule 424(b) under the Securities Act, dated October 30, 2018 (the “Prospectus Supplement”).

In connection with this opinion, we have examined the Purchase Agreement, the Registration Statement, the Prospectus and the Prospectus Supplement. In addition, we have reviewed such corporate records and documents and made such examination of law as we have deemed appropriate to give the opinion expressed below. In making all of our examinations, we assumed the genuineness of all signatures, the authority of the persons who executed such documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents. As to various factual matters that are material to our opinion letter, we have relied upon certificates of public officials and certificates, resolutions, documents, statements and other information of the Company or its representatives. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

Our opinion is limited to applicable statutory provisions of Chapter 78 of the Nevada Revised Statutes (the “NRS”) and federal laws of the United States of America to the extent referred to specifically herein.   We are generally familiar with the NRS as currently in effect and have made such inquiries and review of matters of fact and law as we determined necessary to render the opinions contained herein. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts.  We express no other opinion regarding the Securities Act, or any other federal or state laws or regulations.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, upon the issuance and sale of the Shares in accordance with the Purchase Agreement, and as described in the Registration Statement, the Prospectus and the Prospectus Supplement, the Shares will be validly issued, fully paid and non-assessable.

No opinion may be implied or inferred beyond the opinions expressly stated in the paragraph immediately above.  Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K and to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Sincerely,

/s/ Garvey Schubert Barer, P.C.

GARVEY SCHUBERT BARER, P.C.

A professional service corporation